                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 11-K
    FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                        COMMISSION FILE NUMBER 33-36936



A. Full title of the plan and address, if different from that of the issuer named below:


                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN




B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         REGIONS FINANCIAL CORPORATION
                                P. O. BOX 10247
                           BIRMINGHAM, ALABAMA  35202


                                 Exhibit 99 a.

                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                    Page Number
                                                                    -----------

     Report of Independent Auditors                                       1

     Statements of Financial Condition - December 31, 1995 and 1994       2

     Statements of Income and Changes in Plan Equity for the Years
     Ended December 31, 1995, 1994, and 1993                              3

     Notes to Financial Statements                                        4



All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.



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
                        REPORT OF INDEPENDENT AUDITORS


Benefits Committee
Regions Financial Corporation
 Employee Stock Purchase Plan


We have audited the accompanying statements of financial condition of the Regions Financial Corporation Employee Stock Purchase Plan as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Regions Financial Corporation Employee Stock Purchase Plan at December 31, 1995 and 1994, and the income and changes in plan equity for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP

Birmingham, Alabama
March 22, 1996


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


                       STATEMENTS OF FINANCIAL CONDITION
                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN





                                     DECEMBER 31
                              --------------------------
                                  1995          1994
                              -----------   ------------
ASSETS
Common Stock of Regions
  Financial Corporation
  at market value - 379,275
  shares in 1995 and 353,483
  shares in 1994 (cost
  $11,258,096 in 1995 and
  $9,414,643 in 1994)          $16,308,825   $10,957,973
Dividends receivable               124,588       104,944
                              ------------  ------------
Total Assets                   $16,433,413   $11,062,917
                              ============  ============
PLAN EQUITY
Plan equity (3,759 and 2,954
  participants in 1995
  and 1994, respectively)      $16,433,413   $11,062,917
-----------------------       ------------  ------------
Total Plan Equity              $16,433,413   $11,062,917
                              ============  ============

See notes to financial statements.













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


                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                        REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



                                                YEAR ENDED DECEMBER 31
                                        ------------------------------------
                                          1995          1994          1993
                                        --------      --------      --------
Dividend income                         $476,463      $404,049      $343,797
Gain realized on distribution of
  common stock of Regions Financial
  Corporation to participants upon
  withdrawal                             787,988       868,405       995,345
Unrealized appreciation
  (depreciation) of Common Stock of
  Regions Financial Corporation        3,507,399    (1,399,777)   (1,198,108)
Contributions received:
  From participants                    2,956,862     2,579,395     2,450,959
  From participating companies           993,611       884,578       901,966
Withdrawals by participants           (3,351,827)   (3,663,908)   (3,038,815)
                                     -----------   -----------   -----------
Income and changes in plan equity      5,370,496      (327,258)      455,144
Plan equity at beginning of period    11,062,917    11,390,175    10,935,031
                                     -----------   -----------   -----------
PLAN EQUITY AT DECEMBER 31           $16,433,413   $11,062,917   $11,390,175
                                     ===========   ===========   ===========
( ) Indicates deduction

See notes to financial statements.


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


                        NOTES TO FINANCIAL STATEMENTS
                        REGIONS FINANCIAL CORPORATION
                        EMPLOYEE STOCK PURCHASE PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: Regions Financial Corporation (Regions or the Company) formed the Regions Financial Corporation Employee Stock Purchase Plan (the
Plan) effective September 1, 1978.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $43.00 per share at December 31, 1995 and $31.00 per share at December 31, 1994. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the Plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.

NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which Regions and subsidiaries contribute monthly, from 25% to 50% of the employees' monthly contributions. Participating employees may contribute a maximum of 6% of their monthly salary with a minimum monthly contribution of $5.00. Participation in the Plan is open to those employees at least 21 years of age who have been employed with the Company at least one year. Employees are immediately vested upon contribution to the Plan to the extent of the employee's and the employer's contribution to date. In the event the Plan terminates, or the employee terminates either his or her employment with the Company or participation in the Plan, the employee will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - PLAN AMENDMENT

Effective January 3, 1996 the Plan was amended to eliminate the requirement for a trust and terminate the trust agreement. The amendment also eliminated the Plan Trustee and established a Plan Administrator with the authority to appoint an investment manager to assume the administration and investment of Plan assets.

NOTE D - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

                                           Contributions Received
                                         ----------------------------
Participating Company or Division        Company   Employee   Total
---------------------------------        --------  --------  --------

Year ended December 31, 1995:

Regions Financial Corporation              $33,760   $99,146   $132,906
First Alabama Bank, Montgomery              93,841   261,476    355,317
First Alabama Bank, Birmingham             104,649   288,905    393,554
First Alabama Bank, Huntsville              51,735   126,694    178,429
First Alabama Bank, Tuscaloosa              31,297    75,577    106,874
First Alabama Bank, Lee County               3,903    11,676     15,579
First Alabama Bank, Dothan                  25,385    66,502     91,887
First Alabama Bank, Selma                    4,336    11,817     16,153
First Alabama Bank, Gadsden                 10,092    25,112     35,204
First Alabama Bank, Athens                  15,840    42,338     58,178
First Alabama Bank, Baldwin County           7,202    21,082     28,284
First Alabama Bank, Phenix City              2,584     7,686     10,270
First Alabama Bank, Cullman                  5,431    15,622     21,053
First Alabama Bank, Mobile                  91,778   266,356    358,134
First Alabama Bank, Sumter County            4,771    14,188     18,959
First Alabama Bank, Talladega
  County                                     8,280    26,012     34,292
First Alabama Bank, Chilton County           5,433    17,455     22,888
First Alabama Bank, Troy                     5,665    16,792     22,457
First Alabama Bank, Anniston                12,417    39,839     52,256
First Alabama Bank, South Baldwin            9,564    30,801     40,365
First Alabama Bank, Centre                   4,844    15,261     20,105
First Alabama Bank, Covington
  County                                     8,078    25,259     33,337
First Alabama Bank, Shelby County            6,030    20,944     26,974
First Alabama Bank, Decatur                 15,891    50,864     66,755
First Alabama Bank, Oneonta                  5,826    20,102     25,928
First Alabama Bank, Enterprise               4,256    13,574     17,830
First Alabama Bank, Albertville              6,274    19,173     25,447
First Alabama Bank, Butler                   4,014    13,975     17,989
First Alabama Bank, Fayette                  4,372    17,911     22,283
Regions Bank of Louisiana                   50,166   201,762    251,928
Regions Bank of Florida                     26,956    95,891    122,847
Regions Bank of Georgia                      5,523    17,816     23,339
Regions Bank of Rome                         6,436    26,550     32,986
Regions Bank, FSB                            7,398    30,516     37,914
Regions Mortgage Inc.                       77,391   243,085    320,476
Regions Bank of Tennessee                   42,046   123,195    165,241
Mortgage Guaranty Title Company                 38       154        192
Regions Investment Company, Inc.            21,509    70,141     91,650
Regions Title Co.                               23        62         85



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



                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)



                                               Contributions Received
                                            -------------------------------
Participating Company or Division           Company    Employee     Total
---------------------------------           --------   --------    --------

Year ended December 31, 1995 continued:

Corporate                                    142,252     409,313     551,565
First Alabama Bank, Operations                26,325      76,238     102,563
                                            --------  ----------  ----------
TOTALS                                      $993,611  $2,956,862  $3,950,473
                                            ========  ==========  ==========

                                               Contributions Received
                                          -------------------------------
Participating Company or Division         Company     Employee    Total
---------------------------------         --------    --------   --------

Year ended December 31, 1994:

Regions Financial Corporation              $41,132    $108,677    $149,809
First Alabama Bank, Montgomery              78,791     218,481     297,272
First Alabama Bank, Birmingham              93,362     257,507     350,869
First Alabama Bank, Huntsville              49,765     128,906     178,671
First Alabama Bank, Tuscaloosa              29,290      79,265     108,555
First Alabama Bank, Lee County               3,691      11,595      15,286
First Alabama Bank, Dothan                  24,728      62,258      86,986
First Alabama Bank, Selma                    4,102      11,567      15,669
First Alabama Bank, Gadsden                  8,837      21,615      30,452
First Alabama Bank, Athens                  14,663      37,021      51,684
First Alabama Bank, Baldwin County           5,584      16,573      22,157
First Alabama Bank, Phenix City              2,790       8,813      11,603
First Alabama Bank, Cullman                  5,681      16,296      21,977
First Alabama Bank, Mobile                  89,910     264,407     354,317
First Alabama Bank, Sumter County            4,581      13,722      18,303
First Alabama Bank, Talladega
  County                                     7,457      21,257      28,714
First Alabama Bank, Chilton County           5,716      18,434      24,150
First Alabama Bank, Troy                     7,441      21,613      29,054
First Alabama Bank, Anniston                13,072      41,618      54,690
First Alabama Bank, South Baldwin            9,964      32,535      42,499
First Alabama Bank, Centre                   3,729      12,240      15,969
First Alabama Bank, Covington
  County                                     7,839      24,712      32,551
First Alabama Bank, Shelby County            5,419      18,338      23,757
First Alabama Bank, Decatur                 14,934      48,689      63,623
First Alabama Bank, Oneonta                  5,733      19,627      25,360
First Alabama Bank, Enterprise               3,817      12,296      16,113
First Alabama Bank, Albertville              6,211      18,524      24,735
First Alabama Bank, Choctaw                  4,201      14,218      18,419
First Alabama Bank, Fayette                  2,162       8,244      10,406
Regions Bank of Louisiana                   20,916      80,848     101,764
Bank of New Roads                            1,191       4,768       5,959
Regions Bank of Florida                     19,036      67,384      86,420
Regions Bank of Georgia, formerly First
  Alabama Bank, Columbus, Georgia            4,875      16,043      20,918
Regions Bank of Rome, formerly First
  Rome Bank                                  1,336       5,345       6,681
Regions Mortgage Inc., formerly Real
  Estate Financing, Inc.                    75,184     235,458     310,642
First Security Bank of Tennessee            40,394     113,594     153,988

                                              Contributions Received
                                           ------------------------------
Participating Company or Division          Company   Employee     Total
---------------------------------          --------  --------    --------

Year ended December 31, 1994 continued:

Regions Investment Company, Inc.,
  formerly
  First Alabama Investments, Inc.            19,591      64,131      83,722
Regions Title Co.                               253         765       1,018
Corporate                                   122,334     350,742     473,076
First Alabama Bank, Operations               24,866      71,269      96,135
                                           --------  ----------  ----------
TOTALS                                     $884,578  $2,579,395  $3,463,973
                                           ========  ==========  ==========


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


                   NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)



                                         Contributions Received
                                    --------------------------------
Participating Company or Division   Company    Employee     Total
---------------------------------   -------    --------   ----------

Year ended December 31, 1993:

Regions Financial Corporation        $42,411    $104,656    $147,067
First Alabama Bank, Montgomery        83,406     217,520     300,926
First Alabama Bank, Birmingham       126,793     332,553     459,346
First Alabama Bank, Huntsville        53,045     129,362     182,407
First Alabama Bank, Tuscaloosa        28,968      76,053     105,021
First Alabama Bank, Lee County         4,512      13,835      18,347
First Alabama Bank, Dothan            26,806      65,981      92,787
First Alabama Bank, Selma              4,199      11,204      15,403
First Alabama Bank, Gadsden            9,086      22,602      31,688
First Alabama Bank, Athens            14,523      36,732      51,255
First Alabama Bank, Baldwin County     6,469      17,765      24,234
First Alabama Bank, Phenix City        3,421      10,299      13,720
First Alabama Bank, Cullman            6,043      16,461      22,504
First Alabama Bank, Mobile            94,982     260,302     355,284
First Alabama Bank, Sumter County      4,864      13,622      18,486
First Alabama Bank, Talladega
  County                               7,765      20,881      28,646
First Alabama Bank, Chilton County     5,324      16,419      21,743
First Alabama Bank, Troy               7,727      21,294      29,021
First Alabama Bank, Anniston          14,382      42,986      57,368
First Alabama Bank, South Baldwin     11,684      35,087      46,771
First Alabama Bank, Centre             3,846      11,640      15,486
First Alabama Bank, Covington
  County                               7,820      23,221      31,041
First Alabama Bank, Shelby County      5,568      17,690      23,258
First Alabama Bank, Decatur           17,575      52,667      70,242
First Alabama Bank, Oneonta            5,745      18,409      24,154
First Alabama Bank, Enterprise         4,094      12,011      16,105
First Alabama Bank, Albertville        7,047      19,795      26,842
First Alabama Bank, Choctaw            4,781      14,897      19,678
Regions Bank of Florida               15,346      50,087      65,433
Regions Bank of Georgia, formerly First
  Alabama Bank, Columbus, Georgia      4,087      13,163      17,250
Regions Mortgage Inc., formerly Real
  Estate Financing, Inc.              80,902     238,590     319,492
First Security Bank of Tennessee      41,806     103,878     145,684
Franklin County Bank                   2,176       8,703      10,879
Regions Investment Company, Inc.,
  formerly First Alabama
  Investments, Inc.                   19,342      59,345      78,687
Corporate                            125,421     341,249     466,670
                                    --------  ----------  ----------
TOTALS                              $901,966  $2,450,959  $3,352,925
                                    ========  ==========  ==========


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


                  NOTES TO FINANCIAL STATEMENTS - CONTINUED



NOTE E - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
         CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:



                                         1995         1994            1993
                                      ----------  ------------   -------------
Unrealized appreciation at
  beginning of year                   $1,543,330  $  2,943,107   $  4,141,215
Unrealized appreciation at end of
  year                                 5,050,729     1,543,330      2,943,107
                                      ----------  ------------   ------------
INCREASE (DECREASE) IN UNREALIZED
  APPRECIATION                        $3,507,399  $ (1,399,777)  $ (1,198,108)
                                      ==========  =============  =============

NOTE F - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL


                                         1995           1994           1993
                                     -------------  -------------  -------------
Market value of shares distributed      $3,350,619     $3,651,704     $3,029,892
Cost of shares distributed               2,562,631      2,783,299      2,034,547
                                     -------------  -------------  -------------
TOTAL REALIZED GAIN                       $787,988       $868,405       $995,345
                                     =============  =============  =============


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


ITEM 9b. Exhibits

         None.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Stock Purchase Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                    REGIONS FINANCIAL CORPORATION
                                     EMPLOYEE STOCK PURCHASE PLAN




Date:   March 26, 1996              By: /s/ Douglas W. Graham
      ----------------                  ---------------------------------
                                        Douglas W. Graham
                                        Senior Vice President - Personnel
                                        Regions Financial Corporation

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